UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported):  July 28, 2011

RealD Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34818	77-0620426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 N. Crescent Drive, Suite 120 Beverly Hills, CA	90210
(Address of principal executive offices)	(Zip Code)

(310) 385-4000

(Registrant’s telephone number, including area code)

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On July 28, 2011, RealD Inc. (the “Company”) entered into Amendment Number 1 to the Second Amended and Restated RealD System License Agreement (the “Amendment”), by and between the Company and American Multi-Cinema, Inc. (“AMC”), to amend that certain Second Amended and Restated RealD System License Agreement (2010) dated as of May 9, 2010 between the Company and AMC.  Among other things, the Amendment provides for revised terms in respect of number of screens and duration.

Item 8.01.                                          Other Events.

On July 28, 2011, RealD issued a press release reporting that RealD had agreed with AMC to expand the number of RealD-enabled screens across the AMC theater circuit.  The press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.                                          Financial Statements and Exhibits.

(d)            Exhibits

Exhibit Number	Description
10.1+	Amendment Number 1 to the Second Amended and Restated RealD System License Agreement, dated as of July 28, 2011, by and between the Company and American Multi-Cinema, Inc.
99.1	Press release, dated July 28, 2011, entitled “RealD and AMC Entertainment to Equip Additional 1,000 Screens with RealD 3D”.

+             Certain provisions of this exhibit have been omitted pursuant to a request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealD Inc.

By:	/s/ Craig Gatarz
Craig Gatarz
Executive Vice President, General Counsel and Secretary

Date:  July 28, 2011